Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-88348) and Forms S-8 (Nos. 333-105004, 333-05399, 333-85656, 333-100660, 333-60785, 333-36430, 333-120877, 333-130666, 333-125087 and 333-123736) of Lyondell Chemical Company of the following reports, which appear in this Annual Report on Form 10-K:

•	Our report dated March 14, 2006 on our audits of the consolidated financial statements of Lyondell Chemical Company relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

•	Our report dated February 24, 2006, on our audits of the financial statements of LYONDELL-CITGO Refining LP.

•	Our report dated March 14, 2006 on our audits of the consolidated financial statements of Equistar Chemicals, LP relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Houston, Texas

March 14, 2006